Exhibit m(iii)

                        CLASS R SHARES DISTRIBUTION PLAN
                             PURSUANT TO RULE 12b-1

DISTRIBUTION PLAN (the "Plan") made as of the 1st day of October, 2004, by and between HALLMARK INVESTMENT SERIES TRUST, a Delaware business trust (the "Trust"), on behalf of each of its series listed on Exhibit A, as such Exhibit may be amended from time to time (each a "Fund" and collectively the "Funds"), severally and not jointly, RESERVE MANAGEMENT COMPANY, INC. ("RMCI"), a New York limited partnership and RESRV PARTNERS, INC. (the "Distributor"), a New York corporation, all voting stock of which is owned by RMCI.

                                   WITNESSETH:

WHEREAS, each Fund is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

WHEREAS, the Trustees of the Trust are authorized to establish separate classes of shares relating to each Fund, and have established and designated two or more classes of shares of each Fund; and

WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("Financial Intermediaries"); and

WHEREAS, RMCI is the investment adviser to each Fund, pursuant to an investment management agreement; and

WHEREAS, the Trustees of the Trust have determined that it is in the best interest of each Fund and each Fund's shareholders to offer its shares for sale on a continuous basis on the terms and conditions set forth in the registration statement of each such Fund as it may be amended from time to time; and

WHEREAS, the Trust on behalf of each Fund proposes to enter into a Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the distributor and representative of each Fund in the offer and sale of the Class R shares of beneficial interest (the "Shares") of each Fund, to the public; and

WHEREAS, the Trust on behalf of each Fund desires to adopt this Plan pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each Fund will pay a fee to the Distributor with respect to the Fund's Class R Shares; and

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of the Plan will benefit each Fund and its Class R shareholders;

NOW, THEREFORE, the Trust on behalf of each Fund hereby adopts, and RMCI and the Distributor hereby agree to the terms of the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

      1. The Fund shall pay the Distributor, with respect to the Shares of each Fund under the Plan, a fee (the "distribution fee") at the end of each month at the rate specified in Exhibit B of average daily net assets of such Fund, to compensate the Distributor for providing, or arranging for the provision of, distribution assistance or account service activities (the "Services") with respect to Shares and the


                                       By:
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      Class R shareholders of each Fund. Expenditures under the Plan may consist of payments to Financial Intermediaries for maintaining accounts in connection with the Shares and payment of expenses incurred in connection with sales or account services activities, including assistance in connection with inquiries related to shareholder accounts.

      2. The Distributor is not obligated by this Plan to execute an agreement with any Financial Intermediary.

      3. The Distributor shall provide to each Fund for review by the Board of Trustees, and the Trustees shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 of the amounts expended under the Plan and purposes for which such expenditures were made during such period.

      4. This Plan shall not take effect with respect to a Fund until (i) it has been approved by votes of a majority of both (a) the Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "unrelated Trustees"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements; and (ii) the Investment Management Agreement between each Fund and RMCI has been approved by a majority vote of the outstanding voting securities of the respective Fund.

      5. This Plan shall remain in effect for one year from its adoption date and may be continued thereafter if this Plan and any related agreements are approved at least annually by votes of a majority of both (a) the Trustees of a Fund and (b) the unrelated Trustees of the Fund, cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements

      6. This Plan may not be amended in order to increase materially the amount to be spent for Services in respect to a Fund unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class R shares of the applicable Fund, and approved by votes of a majority of both (a) the Trustees of a Fund and (b) the unrelated Trustees of the Fund, cast in person at a meeting or meetings called for the purpose of voting thereon. All material amendments to this Plan must be approved by votes of a majority of both (a) the Trustees of a Fund and (b) the unrelated Trustees of the Fund, cast in person at a meeting or meetings called for the purpose of voting thereon.

      7. This Plan may be terminated at any time by a majority vote of the unrelated Trustees or by vote of a majority of the outstanding Class R voting securities of the applicable Fund.

      8. While the Plan is in effect with respect to any Fund, the selection and nomination of Trustees who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Trustees who are not interested persons.

      9. The obligations of the Trust under this Plan shall not be binding upon any shareholder or Trustee of the Trust personally, but bind only the Trust and the Trust's property; and the parties hereto represent that they have notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder liability for acts or obligations of the Trust.

      10. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of
      Section 7 hereof.


                                       By:
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      11. The provisions of this Plan are severable for each Fund, and any action provided to be taken with respect to this Plan must be taken separately for each Fund affected by the matter.

      12. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 3 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                                                HALLMARK INVESTMENT SERIES TRUST

                                                By: __________________________

                                                RESRV PARTNERS, INC.

                                                By: __________________________

                                                Mary A. Belmonte, President

                                                RESERVE MANAGEMENT COMPANY, INC.

                                                By: __________________________


                                       By:
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                                    Exhibit A

      Hallmark First Mutual Fund

      Hallmark Total Return Bond Fund

      Hallmark Convertible Series Fund

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                                    Exhibit B

      Hallmark First Mutual Fund - 0.25%

      Hallmark Total Return Bond Fund - 0.25%

      Hallmark Convertible Series Fund - 0.25%